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HP to Acquire 3Com for $2.7 Billion

Will create networking industry powerhouse with a proven, edge-to-data center set of solutions and global reach

PALO ALTO, Calif., and MARLBOROUGH, Mass., Nov. 11, 2009 – HP and 3Com Corporation (NASDAQ: COMS) (“3Com”) today announced that they have entered into a definitive agreement under which HP will purchase 3Com, a leading provider of networking switching, routing and security solutions, at a price of $7.90 per share in cash or an enterprise value of approximately $2.7 billion. The terms of the transaction have been approved by the HP and 3Com boards of directors.

This combination will transform the networking industry and underscore HP’s next-generation data center strategy built on the convergence of servers, storage, networking, management, facilities and services. The resulting business outcome will help customers simplify the network, deploy a unique and innovative edge-to-core network fabric for the enterprise and improve IT service delivery capabilities, all delivered with best-in-class price-performance.

“Companies are looking for ways to break free from the business limitations imposed by a networking paradigm that has been dominated by a single vendor,” said Dave Donatelli, executive vice president and general manager, Enterprise Servers and Networking, HP. “By acquiring 3Com, we are accelerating the execution of our Converged Infrastructure strategy and bringing disruptive change to the networking industry. By combining HP ProCurve offerings with 3Com’s extensive set of solutions, we will enable customers to build a next-generation network infrastructure that supports customer needs from the edge of the network to the heart of the data center.”

“Our extensive product line and innovative technology together with HP’s breadth and scale will expand our global opportunity,” said Bob Mao, chief executive officer, 3Com. “3Com’s networking products are based on a modern architecture which has been designed to offer better performance, require less power and eliminate administrative complexity when compared against current network offerings. Our products are enterprise proven and widely deployed in the world’s largest banks, manufacturers, Internet service providers, public utilities and retailers.”

The acquisition of 3Com will dramatically expand HP’s Ethernet switching offerings, add routing solutions and significantly strengthen the company’s position in China – one of the world’s fastest-growing markets – via the H3C offerings. In addition, the combination will add a large and talented research and development team in China that will drive the acceleration of innovations to HP’s networking solutions.

3Com also brings to HP best-of-breed network security capabilities through its TippingPoint portfolio. For the past four years, TippingPoint has been the leader in Gartner’s “Magic Quadrant” in its evaluation of leading network security products. Approximately 30 percent of the Fortune 1000 companies have already deployed TippingPoint intrusion prevention systems.

“We are confident that we can run our entire global business of 300,000-plus employees, including our next-generation data centers, entirely on the new HP networking solutions,” said Randy Mott, executive vice president and chief information officer, HP. “Based on our experience and extensive testing of 3Com’s products, we are planning to undertake a global rollout within HP as soon as possible after the completion of the acquisition.”

Under the terms of the merger agreement, 3Com stockholders will receive $7.90 for each share of 3Com common stock that they hold at the closing of the merger. The acquisition is subject to customary closing conditions, including the receipt of domestic and foreign regulatory approvals and the approval of 3Com’s stockholders. The transaction is expected to close in the first half of calendar 2010.

HP anticipates that the transaction will be slightly dilutive to fiscal 2010 non-GAAP earnings.

Audio webcast

This afternoon HP will conduct an audio webcast for financial analysts and stockholders to discuss HP’s agreement to acquire 3Com.

Audio webcast for financial analysts and stockholders: 5 p.m. ET / 2 p.m. PT, hosted by Dave Donatelli, executive vice president and general manager of Enterprise Servers and Networking at HP. Access the live audio webcast at www.hp.com/investor/hpwebcast.

About 3Com Corporation

3Com Corporation is a $1.3 billion global enterprise networking solutions provider that sets a new price-performance standard for customers. 3Com has three global brands – H3C, 3Com and TippingPoint – that offer high-performance networking and security solutions to enterprises large and small. The H3C enterprise networking portfolio – a market leader in China – includes products that span from the data center to the edge of the network, while TippingPoint network-based intrusion prevention systems and network access control solutions deliver in-depth, no-compromise application, infrastructure and performance protection.

About HP

HP creates new possibilities for technology to have a meaningful impact on people, businesses, governments and society. The world’s largest technology company, HP brings together a portfolio that spans printing, personal computing, software, services and IT infrastructure to solve customer problems. More information about HP (NYSE: HPQ) is available at http://www.hp.com.

Additional information and where to find it

3Com plans to file with the Securities and Exchange Commission and furnish to its stockholders a proxy statement in connection with the proposed merger. The proxy statement will contain important information about the proposed merger and related matters. Investors and stockholders are urged to read the proxy statement carefully when it becomes available. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by 3Com through the website maintained by the SEC at www.sec.gov, and from 3Com by contacting Investor Relations by mail at 3Com Corporation, 350 Campus Drive, Marlborough, MA 01752-3064 Attention: Investor Relations, by telephone at +1 508 323 1198, or by going to 3Com’s Investor Information page on its corporate website at www.3com.com (click on “Investor Information”, then on “SEC Filings”).

Participants in the solicitation

3Com and HP and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from 3Com stockholders in connection with the acquisition. Information about HP’s directors and executive officers is set forth in HP’s proxy statement on Schedule 14A filed with the SEC on January 20, 2009 and HP’s Annual Report on Form 10-K filed on December 18, 2008. Information about 3Com’s directors and executive officers is set forth in 3Com’s proxy statement on Schedule 14A filed with the SEC on August 7, 2009 and 3Com’s Annual Report on Form 10-K filed on July 27, 2009. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger will be included in the proxy statement that 3Com intends to file with the SEC.

Forward-looking statements

This document contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of HP and its consolidated subsidiaries, on the one hand, and 3Com and its consolidated subsidiaries, on the other hand, could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including the expected benefits and costs of the transaction; management plans relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions, including those conditions related to regulatory approvals; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; that the transaction may not be timely completed, if at all; that, prior to the completion of the transaction, 3Com’s business may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; and other risks that are described in HP’s SEC reports, including but not limited to the risks described in HP’s Annual Report on Form 10-K for its fiscal year ended October 31, 2008 and Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2009, and 3Com’s SEC reports, including but not limited to the risks described in

3Com’s Annual Report on Form 10-K for its fiscal year ended May 29, 2009, and 3Com’s most recent Quarterly Report on Form 10-Q. Neither HP nor 3Com assumes any obligation and does not intend to update these forward-looking statements.

© 2009 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice. HP shall not be liable for technical or editorial errors or omissions contained herein.

HP to acquire 3Com David Donatelli EVP & GM Enterprise Servers and Networking, HP http://www.hp.com/investor/home © 2009 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice

Important Information Additional Information and Where to Find It 3Com plans to file with the Securities and Exchange Commission and furnish to its stockholders a proxy statement in connection with the proposed merger. The proxy statement will contain important information about the proposed merger and related matters. Investors and stockholders are urged to read the proxy statement carefully when it becomes available. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by 3Com through the web site maintained by the SEC at www.sec.gov, and from 3Com by contacting Investor Relations by mail at 3Com Corporation 350 Campus Drive, Marlborough, MA 01752-3064 Attention: Investor Relations, by telephone at 508-323-1198, or by going to 3Com’s Investor Information page on its corporate web site at www.3com.com (click on “Investor Information”, then on “SEC Filings”). Participants in the Solicitation 3Com and HP and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from 3Com stockholders in connection with the acquisition. Information about HP’s directors and executive officers is set forth in HP’s proxy statement on Schedule 14A filed with the SEC on January 20, 2009 and HP’s Annual Report on Form 10-K filed on December 18, 2008. Information about 3Com’s directors and executive officers is set forth in 3Com’s proxy statement on Schedule 14A filed with the SEC on August 7, 2009 and 3Com’s Annual Report on Form 10-K filed on July 27, 2009. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger will be included in the proxy statement that 3Com intends to file with the SEC. Forward-looking statements This presentation contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of HP and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including the expected benefits and costs of the transaction; management plans relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions, including those conditions related to regulatory approvals; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; that the transaction may not be timely completed, if at all; that, prior to the completion of the transaction, the target company’s business may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; and other risks that are described in HP’s Securities and Exchange Commission reports, including but not limited to the risks described in HP’s Annual Report on Form 10-K for its fiscal year ended October 31, 2008 and Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2009. HP assumes no obligation and does not intend to update these forward-looking statements. Compliance notice David Donatelli will start managing HP's storage business on January 2, 2010. As a result, the information he is presenting today focuses only on HP's server and networking business.

HP to Acquire 3Com HP and 3Com signed a definitive agreement on November 11, 2009 for HP to acquire 3Com Purchase price of $7.90 per share in cash, or an enterprise value of approximately $2.7B Expected to close in the first half of calendar 2010

Transformational Deal in Enterprise Networking Executive Summary Would create a new global networking leader in a $40B market Would make HP the #2 enterprise networking vendor worldwide Would make HP a networking leader in one of the world’s fastest-growing IT markets, China Combines HP strengths in the LAN edge with 3Com strengths in core switching, routing, and security Combined HP and 3Com solutions would further accelerate HP Converged Infrastructure for next generation data centers Combination Would Create an End-to-End Enterprise Networking Leader Best-in-class products based on open industry standards and innovative technology Broadens HP Networking capabilities adding core switching, routing, and security R&D design center with ~2,400 highly skilled engineers in China to fuel continued innovation and compelling TCO advantages Enhances the capabilities and global reach of the largest technology company in the world Enables HP to deliver a full spectrum of products from edge of the network to the heart of the data center

 21st century global operating model (design and R&D centralized in China) Industry leading solutions (switching, routing, security) with differentiated high-end core switching Proven enterprise deployments Over 300 of the top 500 enterprises in China Approximately 50% of revenue in China in FY09 3Com Quickly Established Leadership in China HP Networking Outpacing the Market Globally HP and 3Com – Unmatched Momentum in Networking Build upon industry standards and HP’s extensive market reach Fastest growing Networking vendor since 2005 (Dell’Oro Group data) Price performance leadership Ecosystem support through ProCurve ONE alliance base 2005 = 100% HP Networking Market 3Com China Revenue ($M) ‘04-’09: 66% CAGR $ 32% Market Share(1) 1. Source IDC, 1h ’09 Enterprise switching market share in China Source Dell’Oro Group date 2005-2008 80% 130% 180% 230% 2005 2006 2007 2008 0 200 400 600 800 FY04 FY05 FY06 FY07 FY08 FY09

HP Networking – Leadership in Edge Data Center Core Edge Security Management SMB Wireless Campus Virtual Connect Edge Firewall Network Node Manager Operations Center Ops. Automation & Orchestration

Data Center Core Edge Security Management SMB Wireless Campus Edge Routing Enterprise Core Routing Aggregation Threat Management Enterprise Core Virtual Connect Edge End of Row Data Center Core Edge Firewall Data Center Intrusion Prevention Campus Core Intelligent Management Center Network Node Manager Operations Center Ops. Automation & Orchestration HP + 3Com – Leadership from Edge to Data Center Core

New product family introduced May, 2009 World’s most scalable and highest performing data center switch Leverages a common operating system and open architecture Unified management Double the performance 2x the density of competitive switches Uses 1/3 less energy Lower total cost of ownership Data Center Core Switch S12500 3Com: Technology Innovation and Leadership

3Com Brings Strength in High-End Data Center Switching

3Com's Product Leadership Validated by Industry Experts…

yankee group: "3Com has a product line, when you look at these announcements, that is as broad and robust as anyone out there, including Cisco. I think [Intelligent Management Center] is a unique differentiator. Network management hasn't been the core priority of most network equipment vendors. Even Cisco, with Cisco Works – the development of it tends to be pretty fragmented."
Zeus Kerravala, Yankee Group in TechTarget May 12, 2009 "3Com hopes to win enterprise networking customers with global H3C push"

Gartner: "3Com has a completely rejuvenated product offering from workgroup switching and WLAN through to high-capacity core switches."
Gartner Inc., April 30, 2009 "Magic Quadrant for Enterprise

IDC: "The introduction of H3C products will add a very interesting dimension to the market...3Com now has a range of marquee clients won against top-notch vendors." *Chris Bernard, IDC, May 25, 2009 "3Com Moves Back Into Enterprise Business: Watch This Space"*

… and Adopted by Leading Global Enterprises

中国建设银行 China Construction Bank; 中国电信 CHINA TELECOM; 中国移动通信 CHINA MOBILE; 中国银行 BANK OF CHINA; TOYOTA; Telefónica; SAMSUNG; swisscom

- Over 300 of the Top 500 Enterprises in China
- The 4th and 5th largest banks in the world
- ~70% of the government networks in China
- The world's 8th busiest airport

9 November 11, 2009 http://www.hp.com/investor/home

“We are confident that we can run our entire global business of 300,000-plus employees, including our next generation data centers, entirely on the new HP networking solutions. Based on our experience and extensive testing of 3Com’s products, we are planning to undertake a global rollout within HP as soon as possible after the completion of the acquisition.” Randy Mott – HP EVP and Chief Information Officer HP IT & Enterprise Services Extensively Tested 3Com Products

Tomorrow’s Business will be built on a Converged Infrastructure Networking Internal Storage Management Software Servers Power & cooling Converged infrastructure +

Conclusion Transforms enterprise networking Provides comprehensive solution in networking from the edge to the heart of the data center Couples 3Com’s Next Generation enterprise products with HP’s global distribution and services Adds a leading network security portfolio Accelerates HP’s Converged Infrastructure strategy Offers customers a compelling value proposition Network simplification Unique and innovative edge to core network fabric Best in class price-performance

Q&A

Supplemental Slides

3Com Overview Founded in 1979; 80+ locations; 30+ countries 5,800 employees worldwide; ~2,400 engineers 2,440 worldwide patents 1,400+ U.S. patents ~550 Chinese patents 1,800+ worldwide applications pending China Hangzhou WW HQ Marlboro 1982 First Ethernet adapter shipped 1988 Acquires Bridge Communications 1995 CoreBuilder® launched 1992 First to demonstrate 100Mbps Ethernet 2003 H3C joint venture launched 2009 H3C brand/products launched outside of China 2006 H3C revenues >$500M 1982 1984 1988 1989 1992 1994 1995 2003 2004 2006 2008 2009 1984 IPO 1989 1,000,0000 adapter shipped 1994 SuperStack® launched 2004 Acquires TippingPoint 2008 3Com launches China out strategy

3Com: Winning Big in China Annual revenue of approximately $700 million Leading market share in stackable switches(1), routers(1), IP storage(2) Expanding set of end-to-end products/solutions Vertical market penetration (enterprise network)(2) Power/Energy: over 80% of dispatch network market; 30% of comms./information market Government: 60% of market Education: 40% of market Banking & Finance: 20%+ of market Focus on new solutions in high-growth markets IP Video Surveillance Security Bank of China SINOPEC Source: (1) IDC APR Tracker 6/08 (2) IDC PRC provincial external disk data, 3/08

Manufacturing Telecom Utilities Media / Internet 3Com’s H3C is Proven in China with Some of the World’s Largest Enterprises Transportation Education Finance Government

Manufacturing Telecomm Utilities Transportation Education Finance Government 3Com’s Success in China brought to Rest-of-the-World Bring products and solutions developed, tested and implemented in China to the rest of the world Target key value-oriented verticals; go “vertical-by-vertical” Focus on enterprise opportunities through direct-touch sales

FY07 FY08 FY09 3Com Consolidated Revenue Trends ($M) $1,267 $1,295 $1,317 TP : Tipping Point, NAM : North America, LAT : Latin America, EMEA : Europe Middle East & Africa, APR: Asia Pacific (excluding China) NAM 14.3% LAT 5.2% EMEA 18.8% APR 4.7% China 49.8% TP 7.1% NAM 8.9% LAT 6.5% APR 5.3% EMEA 15.1% TP 9.5% China 55.3% NAM 10.6% LAT 6.3% TP 8.0% EMEA 19.9% APR 5.5% China 50.0%

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